Exhibit 10.1

SIXTH AMENDMENT TO THE
2004 LONG-TERM INCENTIVE PLAN
of
FOSSIL, INC.

WHEREAS, Fossil, Inc. (the “Company”) has previously adopted the 2004 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Paragraph 11 of the Plan, the Board of Directors has authorized that the Plan be amended to add a definition of a “Change in Control” of the Company and to provide for a notification procedure for Awards under the Plan; and

WHEREAS, the Board of Directors has authorized a proper officer of the Company to execute this Sixth Amendment to the Plan.

NOW, THEREFORE, THE PLAN IS HEREBY AMENDED AS FOLLOWS:

2.                                       Definitions.

The following shall be added to Paragraph 2:

“ “Change in Control” means the occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company’s outstanding voting securities as of the date the particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding voting securities.

(ii)                                  During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period.

(iii)                               The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company’s voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

(iv)                              The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

(v)                                 Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term “voting securities” means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.”

7.                                       Awards.

The second sentence in Paragraph 7 shall be deleted in its entirety and replaced with the following:

“Awards under the Plan shall be evidenced by one or more award agreements approved by the Committee that set forth the terms and conditions of and limitations on an award. The Committee need not require the execution of any such agreement by a participant, in which case each participant shall be given a written notification of the terms and conditions of the award, and absent his or her refusal to accept the award (delivered to the Company no later than thirty (30) days following delivery of the notice of award), each participant shall be deemed to have accepted the award. All participants shall receive notification of each award in such form as the Committee may determine.”

IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Plan to be executed by a duly authorized officer effective as of February 17, 2006.

FOSSIL, INC.

By:	/s/ Kosta N. Kartsotis
Name: Kosta N. Kartsotis
Title: President and Chief Executive Officer